UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors

On October 30, 2024, the Board of Directors of Unitil Corporation (the “Company”) elected Jane Lewis-Raymond as a Director, effective immediately. The addition of a new Director is part of the Board of Directors normal succession planning process in anticipation of upcoming retirements from the Board of Directors due to Directors reaching the mandatory retirement age of 75. Ms. Lewis-Raymond will serve on the Board of Directors until the Company’s 2025 annual meeting of shareholders, which is expected to be scheduled for April 30, 2025, at which point the Company anticipates she will stand for election to the Board of Directors for a three-year term. The Board of Directors also appointed Ms. Lewis-Raymond to its Compensation Committee.

The Nominating and Governance Committee of the Board of Directors recommended (i) Ms. Lewis-Raymond’s election to the Board of Directors and (ii) Ms. Lewis-Raymond’s appointment to the Compensation Committee.

The Board of Directors has determined that Ms. Lewis-Raymond is independent (as defined in Section 303A.02 of the NYSE Listed Company Manual – Corporate Governance Standards). Ms. Lewis-Raymond does not have any relationships with the Company requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Lewis-Raymond has been principal of Hilltop Strategies, LLC (“Hilltop”) since 2019, which provides strategic consulting services to senior executives in a wide variety of industries. Prior to Hilltop, Ms. Lewis-Raymond was a partner in the corporate and energy groups at the law firm of Parker Poe Adams and Bernstein (“Parker Poe”). Prior to Parker Poe, she served as senior vice president and chief legal, compliance and external relations officer at Piedmont Natural Gas Company, Inc. (“Piedmont”), a natural gas distribution utility that is now a wholly owned subsidiary of Duke Energy. Prior to Piedmont, she held the position of vice president of regulatory affairs at the American Gas Association, which represents energy companies that provide natural gas service. Ms. Lewis-Raymond also currently serves on the Board of Southwest Gas Holdings, Inc., a purchaser, distributor, and transporter of natural gas. Ms. Lewis-Raymond earned a Bachelor of Arts degree in Government and Politics and East Asian Language and Literature from the University of Maryland, and a J.D. from the University of Maryland School of Law, Order of the Coif.

As of October 30, 2024, Ms. Lewis-Raymond did not beneficially own any shares of the Company’s common stock. The address for Ms. Lewis-Raymond is c/o Unitil Corporation, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720.

As a member of the Board of Directors who is not an officer or employee of the Company or any of its subsidiaries, Ms. Lewis-Raymond is entitled to an annual retainer fee, which is currently i) a cash retainer of $65,000 per year paid in quarterly installments, (ii) an equity retainer of $95,000 per year payable in kind as common stock or restricted stock units and (iii) $2,000 for each special meeting of the Board of Directors that she attends in person. In addition, as a non-chair member of the Compensation Committee, Ms. Lewis-Raymond will receive an annual cash retainer of $7,000 per committee per year, which is paid in quarterly installments.

Item 7.01	Regulation FD Disclosure

A copy of the Registrant’s press release issued regarding the matter identified in Item 5.02(d) is included herein as Exhibit 99.1 and incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press Release dated October 30, 2024 regarding election of director

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Daniel J. Hurstak
Daniel J. Hurstak
Senior Vice President, Chief Financial Officer and Treasurer

Date:	November 5, 2024